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                                                                        FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)           May 18, 2008

                        American Church Mortgage Company
             (Exact name of registrant as specified in its charter)

  Minnesota                           33-87570                 41-1793975
(State or other jurisdiction         (Commission             (IRS Employer
   of incorporation)                  File Number)           Identification No.)


 10237 Yellow Circle Drive, Minnetonka, MN                                 55343
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code             (952) 945-9455


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2008, American Church Mortgage (the 'Company') was notified by Robert
O. Naegele, Jr., that he intended to resign as a director of the Company. The Company has not been advised of a disagreement on any matter in connection with the resignation. In addition, Mr. Naegele did not indicate when his resignation would be effective but he did state that he would not be standing for re-election to the Board at the upcoming Annual Meeting, scheduled to be held on June 11, 2008. As such, the Board of Directors will decrease the size of the Board to four (4) directors and will be seeking the re-election of the remaining four (4) directors at the Annual Meeting. When appropriate, the Board will look for an additional, qualified independent director, and if and when suitable, will then increase the size of the board to five (5) members and appoint such new director. Any new director would be presented to the shareholders for a vote at the succeeding Annual Meeting of the Company.






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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               American Church Mortgage Company

Date:  May 22, 2008
                                                 By /s/ Philip J. Myers
                                                     Chief Executive Officer and
                                                         Chief Financial Officer


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